Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the "2003 Equity Incentive Plan" of JDS Uniphase Corporation of our report dated July 21, 2003, with respect to the consolidated financial statements and schedule of JDS Uniphase Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 2003, filed with the Securities and Exchange Commission.

Ernst & Young llp

San Jose, California

November 14, 2003